SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 9, 2004

LANDRY’S RESTAURANTS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	0-22150	76-0405386
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1500 West Loop South

Houston, TX 77027

(Address of principal executive offices)

Registrant’s telephone number, including area code: (713) 850-1010

N/A

(Former name or former address, if changed since last report.)

ITEM 9.    REGULATION FD DISCLOSURE.

This Current Report on Form 8-K is being furnished pursuant to Item 12 – “Results of Operations and Financial Condition” in accordance with SEC Final Rule Release No. 33-8216 to disclose the press release issued by the Registrant on January 9, 2004.

On January 9, 2004, Landry’s issued a press release announcing its expected revenues for 2003. A copy of the press release is set forth below:

[LANDRY’S LETTERHEAD]

1510 West Loop South • Houston, Texas 77027 • 713/850-1010 • Fax 713/386-7070

LANDRY’S RESTAURANTS, INC. (“LNY”/NYSE) 2003 REVENUES TOP $1 BILLION

Houston, Texas (January 9, 2004)

Landry’s Restaurants, Inc. (“LNY”/NYSE), the nation’s second largest operator of casual dining seafood restaurants, announced today that revenues for 2003 were expected to be approximately $1.1 billion and same store sales for the 2003 fourth quarter were positive approximately 3%. When the Company reports its 2003 fourth quarter results in early February 2004, quarterly profits are expected to be at or above consensus estimates, excluding unusual charges, if any.

The Company will be presenting at the SG Cowen Consumer Conference to be held in New York City on Wednesday, January 14, 2004 at 1:30 p.m. Eastern Time. The conference will be simultaneously web cast on the Internet at www.sgcowen.com and will also be available in the Investor Relations section of the Landry’s website (www.landrysrestaurants.com). The archived version of the web cast will be available for two weeks following the presentation.

This Press Release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. Our forward-looking statements are subject to risks and uncertainty. Although we believe that the assumptions underlying our forward-looking statements are reasonable, any of the assumptions could be inaccurate, and, therefore, we cannot assure you that these forward-looking statements will prove to be accurate. In light of the significant uncertainties inherent in our forward-looking statements, the information contained herein should not be regarded as a representation by us or any other person that our reported revenues and same store sales will be achieved.

CONTACT:

Tilman J. Fertitta	or	Paul S. West
Chairman, President and CEO		Executive Vice President and CFO
(713) 850-1010		(713) 850-1010
www.LandrysRestaurants.com

The information in this Current Report is being furnished and shall not be deemed “filed” for the purposes of the Securities Exchange Act of 1934. The information in this Current Report shall not be incorporated by reference into any registration statement or other document pursuant to the Securities Act of 1933, except as otherwise expressly stated in such filing.

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: January 9, 2004	Landry’s Restaurants, Inc.

	By:	/s/ Tilman J. Fertitta
Tilman J. Fertitta Chairman, President and CEO

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